SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	January 24, 2007
Crystal River Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32958	20-2230150
(Commission File Number)	(I.R.S. Employer Identification No.)
Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 22, 2007, Crystal River Capital, Inc. (the “Company”) issued a press release announcing (i) certain of its investing activity for its fiscal quarter ended December 31, 2006 and (ii) the closing of an offering of $325.0 million aggregate principal amount of non-recourse floating rate commercial mortgage related securities through its subsidiary, Crystal River Resecuritization 2006-1 Ltd. A copy of the press release is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

January 24, 2007	By: /s/ John J. Feeney, Jr.
Name:	John J. Feeney, Jr.
Title:	Executive Vice President and Secretary

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